UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2007 (May 2, 2007)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

See the disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously stated, Sonic Foundry, Inc. (the “Company” or “Sonic Foundry”) believes that its current cash position is adequate for the Company’s current business plan, but that it would undertake efforts to evaluate opportunities to establish a credit facility. As a result of these efforts, on May 2, 2007, the Company and its wholly-owned subsidiary Sonic Foundry Media Systems, Inc. (collectively with the Company, the “Companies”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank providing for a credit facility in the form of a $3,000,000 secured revolving line of credit and a $1,000,000 term loan. The revolving line of credit will accrue interest at a per annum rate equal to the greater of (i) one-quarter of one percentage point (0.25%) above Silicon Valley Bank’s Prime Rate, or (ii) eight percent (8%). The term loan will accrue interest at a per annum rate equal to the greater of (i) one percent (1%) above Silicon Valley Bank’s Prime Rate, or (ii) eight and three quarters of one percent (8.75%). Interest on the revolving line of credit and interest on the term loan will be payable monthly. The revolving line of credit matures on April 30, 2009, at which time all outstanding borrowings and any unpaid interest thereon must be repaid, and all outstanding letters of credit must be cash collateralized. Principal on the term loan will be repaid in thirty-six (36) equal monthly installments, and will be repaid in full on May 1, 2010. The term loan provides funds for the Company’s recently completed facility expansion while the revolving line of credit provides flexibility in financing growth in the future, if and when the Company determines it is advisable to do so.

The Loan Agreement contains certain financial covenants, including a covenant requiring the Companies to maintain certain of their depository, operating and securities accounts with Silicon Valley Bank, maintain a tangible net worth covenant, and maintain certain ratios of quick assets to current liabilities minus deferred revenue. The Loan Agreement also contains certain other restrictive loan covenants, including covenants limiting the Companies’ ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, pay dividends, and repurchase stock.

The Loan Agreement contains events of default that include, among others, non-payment of principal or interest, inaccuracy of any representation or warranty, violation of covenants, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness, and material adverse changes. The occurrence of an event of default could result in the acceleration of the Companies’ obligations under the Loan Agreement.

Pursuant to the Loan Agreement, the Companies pledged as collateral to the Bank substantially all of their non-intellectual property business assets, and each of the Companies entered into an Intellectual Property Security Agreement with respect to their intellectual property assets (collectively, the “Intellectual Property Security Agreements”). The foregoing descriptions of the Loan Agreement and the Intellectual Property Security Agreements do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Intellectual Property Security Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan and Security Agreement dated May 2, 2007, between Sonic Foundry, Sonic Foundry Media Systems, Inc. and Silicon Valley Bank.

10.2	Intellectual Property Security Agreement dated May 2, 2007, between Sonic Foundry and Silicon Valley Bank.

10.3	Intellectual Property Security Agreement dated May 2, 2007, between Sonic Foundry Media Systems, Inc. and Silicon Valley Bank.

EXHIBIT LIST

NUMBER	DESCRIPTION
10.1	Loan and Security Agreement dated May 2, 2007, between Sonic Foundry, Sonic Foundry Media Systems, Inc. and Silicon Valley Bank.

10.2	Intellectual Property Security Agreement dated May 2, 2007, between Sonic Foundry and Silicon Valley Bank.

10.3	Intellectual Property Security Agreement dated May 2, 2007, between Sonic Foundry Media Systems, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

May 3, 2007	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer